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                                  EXHIBIT 23.1

                            CAMPBELL, SAUNDERS & CO.
                              CHARTERED ACCOUNTANTS






October 19, 1998



The Board of Directors
Glamis Gold Ltd.

Dear Sirs:

We consent to the inclusion of our report dated May 8, 1998, relating to the Consolidated Balance Sheet of Mar-West Resources ltd. as at December 31, 1997 and April 30, 1997 and the Consolidated Statements of Operations, Deficit and Changes in Financial Position for the 8 months ended December 31, 1997, for the 12 months ended April 30, 1997 and for the period from inception to December 31, 1997, in the Form 8-K of Glamis Gold Ltd. dated October 21, 1998 and to the incorporation by reference of such in the Registration Statements on Form S-8 of Glamis Gold ltd.

Yours very truly,

"signed"

Chartered Accountants
Vancouver, Canada
October 19, 1998






  650 West Georgia Street, Suite 1200, P.O. Box 11544, Vancouver, B.C. V6B 4N7
                    Telephone: 604 681 5500 Fax: 604 685 7100
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